Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports

Third Quarter 2013 Results

•	Q3 net revenues increased 1.8%; Organic Net Revenues[1] increased 5.3%, driven entirely by volume/mix; Emerging markets[2] grew 10.7%

•	YTD net revenues increased 1.1%; Organic Net Revenues grew 4.3%

•	Q3 diluted EPS was $0.57; Adjusted EPS[1] increased to $0.41, up 16.7% on a constant currency basis

•	YTD diluted EPS was $1.23; Adjusted EPS increased to $1.12, up 15.5% on a constant currency basis

•	Company lowers 2013 Organic Net Revenue growth outlook to approximately 4%

•	Company raises 2013 Adjusted EPS guidance to $1.57-$1.62[11]

•	Company has repurchased approximately $0.8 billion of shares YTD

DEERFIELD, Ill. – Nov. 6, 2013 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported third quarter 2013 results.

“We delivered solid results in a difficult environment. Both revenue and operating margin improved sequentially, fueled by volume/mix gains of more than 5 percent, double-digit growth in emerging markets and increased global market shares,” said Chairman and CEO Irene Rosenfeld. “Weak biscuit performance in China, continued headwinds from coffee pricing and slower global category growth, however, led to revenue growth below our expectations.”

“Looking forward, we expect these factors will continue to pressure our top line for the remainder of the year,” Rosenfeld continued. “As a result, we’re reducing our 2013 Organic Net Revenue growth outlook to approximately 4 percent. In light of this more challenging environment, we’re stepping up our efforts in productivity and overheads, and continue to expect Adjusted Operating Income margin of approximately 12 percent for the full year. Additionally, we’re raising our 2013 Adjusted EPS target to $1.57 to $1.62.”

Rosenfeld concluded: “We believe that the recent industrywide slowdown in key emerging markets, especially China, is temporary. But this slowdown, along with lower coffee prices, will moderate our top-line growth in 2014 to be in the 4 to 5 percent range. We will, however, continue to invest in Power Brands, sales capabilities and routes to market so that we’re well-positioned when global category growth returns to previous levels. As a result, we remain committed to delivering our long-term goals of 5 to 7 percent Organic Net Revenue growth and double-digit Adjusted EPS growth.”

Third Quarter Results

Net revenues were $8.5 billion, up 1.8 percent. Organic Net Revenues increased 5.3 percent, driven entirely by volume/mix, despite challenging macroeconomic conditions and slowing category growth in many key emerging markets. The pass-through of lower coffee commodity costs tempered growth by 0.5 percentage points.

Power Brands continued to grow faster than the company average, up 6.9 percent, led by Tuc, Club Social, belVita and Barni biscuits and Cadbury Dairy Milk, Milka and Lacta chocolate.

Revenues from emerging markets increased 10.7 percent, led by gains of mid-to-high teens in Russia, India and Brazil. China, however, declined double digits reflecting softening macroeconomic conditions and weak biscuit performance. The BRIC markets3, in aggregate, were up double digits despite China’s weak performance. Developed markets4 grew 1.8 percent as North America, Europe and Asia Pacific all posted low-single digit gains, in line with our long-term algorithm.

Operating income increased to $1.3 billion, up 50.6 percent, and operating income margin was 14.9 percent. This includes a $336 million favorable impact from the reversal of an indemnity accrual related to the 2010 acquisition of Cadbury5.

Adjusted Operating Income1 increased 0.8 percent on a constant currency basis, including a negative 5.0 percentage point impact from prior year one-time items6. Excluding these items, higher gross profit was partially offset by increased investments in advertising, consumer support, sales capabilities and route-to-market expansion.

Adjusted Operating Income margin was 12.2 percent, a sequential improvement from the previous quarter, but down 0.8 percentage points versus prior year as last year’s margin was unusually high due to the spin-off of Kraft Foods Group. The decline also reflects increased growth investments and a negative 0.6 percentage point impact from prior year one-time items.

Diluted EPS was $0.57, including a $0.21 benefit from the indemnity accrual reversal. Adjusted EPS was $0.41, including a negative $0.01 impact from currency. On a constant currency basis, Adjusted EPS increased 16.7 percent, reflecting a positive impact of $0.07 from lower taxes.

Third Quarter Revenue Results by Region

Latin America: Net revenues increased 1.7 percent. Organic Net Revenues grew 16.9 percent primarily driven by continued strong performance in Brazil as well as pricing in the inflationary economies of Venezuela and Argentina. Brazil increased mid-teens behind strong volume/mix gains and pricing. Power Brands grew 18.1 percent, led by Club Social, Oreo and belVita biscuits, Lacta chocolate and Halls candy.

Asia Pacific: Net revenues decreased 7.5 percent. Organic Net Revenues were essentially flat, as higher volume/mix offset lower pricing. The region’s emerging markets were down slightly, as double-digit declines in our $1.1 billion China business, driven by weak biscuits performance, offset high-teens growth in India. Developed markets in the region were up slightly. Power Brands decreased 3.5 percent primarily due to Oreo biscuits in China.

EEMEA: Net revenues increased 7.0 percent. Organic Net Revenues grew 13.0 percent, as strong volume/mix gains were partially offset by lower pricing, mostly from coffee in Eastern Europe. Revenue growth was broad-based with double digit gains in Russia, the GCC7 countries, Ukraine and West Africa. Russia continued to build momentum with high-teens growth behind exceptional volume/mix performance, partially offset by lower pricing in coffee and chocolate. Power Brands grew 18.9 percent, led by Cadbury Dairy Milk and Milka chocolate, Barni, Oreo, Tuc and belVita biscuits and Jacobs coffee.

Europe: Net revenues increased 4.3 percent. Organic Net Revenues increased 1.9 percent, as strong volume/mix gains, particularly in biscuits, chocolate and coffee were partially offset by lower pricing in coffee and soft performance in gum. Lower coffee revenues negatively affected the region’s growth by 1.4 percentage points. Power Brands grew 4.7 percent, led by Oreo and chocobakery biscuits, Cadbury Dairy Milk and Milka chocolate and Tassimo coffee.

North America: Net revenues increased 1.0 percent. Organic Net Revenues increased 2.4 percent, with strong biscuits and candy growth partially offset by lower gum revenues. U.S. biscuits grew 5 percent or more for the ninth consecutive quarter. Power Brands grew 2.9 percent fueled by strong growth of Oreo, Chips Ahoy! and belVita biscuits and Halls candy.

September Year-to-Date Results

Net revenues were $25.8 billion, up 1.1 percent. Organic Net Revenues increased 4.3 percent, driven by strong volume/mix of 3.8 percentage points as well as favorable pricing of 0.5 percentage points. Lower coffee revenues tempered growth by 0.8 percentage points.

Power Brands grew 7.4 percent. Oreo, Chips Ahoy!, Tuc, Club Social, belVita, and Barni biscuits, Cadbury Dairy Milk, Milka and Lacta chocolate and Halls candy each posted double-digit increases.

Revenues from emerging markets were up 9.9 percent, led by double-digit gains in the BRIC markets. Developed markets increased 0.7 percent as modest gains in North America and Europe were mostly offset by a low-single digit decline in Asia Pacific.

Market share performance8 was strong, with more than 60 percent of revenues gaining or holding share. Performance was particularly strong in biscuits, with more than 75 percent of revenues gaining or holding share.

Operating income increased to $3.0 billion, up 10.6 percent, and operating income margin was 11.5 percent. This includes a $336 million favorable impact from the reversal of an indemnity accrual related to the 2010 acquisition of Cadbury.

Adjusted Operating Income decreased 4.3 percent on a constant currency basis, including a negative 4.3 percentage point impact from prior year one-time items9. Excluding these items, higher gross profit was offset primarily by increased investments in advertising, consumer support, sales capabilities and route-to-market expansion.

Adjusted Operating Income margin was 11.3 percent, down 1.4 percentage points, including the negative impacts of 0.5 percentage points from prior year one-time items9 and 0.3 percentage points due to the devaluation of the Venezuelan bolivar.

Diluted EPS was $1.23, including a $0.21 benefit from the indemnity accrual reversal. Adjusted EPS was $1.12, including a negative $0.07 impact from currency. On a constant currency basis, Adjusted EPS increased 15.5 percent, reflecting a positive impact of $0.20 from lower taxes.

Net Debt and Share Repurchases

The company’s Net Debt10 as of Sept. 30, 2013, was $16.2 billion, up $0.6 billion from June 30, 2013. The increase was largely attributable to $0.7 billion of share repurchases in the quarter. Through September 2013, the company has repurchased approximately $0.8 billion of its common stock at an average price of $31.13.

Outlook

The company lowered its 2013 Organic Net Revenue growth outlook to approximately 4 percent from its previous guidance of the low end of 5 to 7 percent to reflect the impact of weak biscuit sales in China, continued lower coffee prices and slower global category growth, especially in key emerging markets. The company raised its 2013 Adjusted EPS target to $1.57 to $1.6211 (at guidance currency rates) to flow through some tax favorability. Based on currency translation impacts recorded to date and spot rates as of Oct. 31, the company’s 2013 Adjusted EPS would be about 5 cents lower than the $1.57 to $1.62 guidance.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. Access to a live audio webcast with accompanying slides and a replay of the event will be available at www.mondelezinternational.com/Investor.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

End Notes

1.	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
2.	Emerging markets consist of the Latin America and Eastern Europe, Middle East and Africa regions in their entirety; the Asia Pacific region, excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Poland, Czech & Slovak Republics, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
3.	The BRIC markets are Brazil, Russia, India and China.
4.	Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia Pacific region.
5.	As part of our 2010 Cadbury acquisition, we became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, we recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount we paid to DPSG under the Tax Indemnity. We recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.
6.	Prior year one-time items in the third quarter include the reversal of a Cadbury reserve accrual (Europe) and proceeds from insurance settlements (Asia Pacific).
7.	The Gulf Cooperation Council (GCC) countries are Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates.

8.	Market share performance is defined as the percentage of revenues for the biscuits, chocolate, gum, candy, coffee, powdered beverage and cream cheese categories in key markets with share either increasing or flat versus the same prior year period. Based on Global Nielsen data for measured channels for available periods through September 2013.
9.	Prior year one-time items year to date include the gains on sales of properties in Russia and Turkey (EEMEA), an asset impairment charge related to a trademark in Japan (Asia Pacific), the reversal of a Cadbury reserve accrual (Europe) and proceeds from insurance settlements (Latin America and Asia Pacific).
10.	“Net debt” is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents. See schedule 15 for the GAAP to Non-GAAP reconciliation.
11.	Adjusted EPS guidance of $1.57-$1.62 is based on 2012 average currency rates and includes the estimated impact of the write-down of the net monetary assets and the translation of operating income for the company’s Venezuelan business stemming from that government’s decision to devalue its currency to a fixed rate of 6.30/$US on February 8, 2013.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “continue,” “growth,” “believe,” “deliver,” “outlook,” “guidance” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: our future revenue growth and margin; the impacts of sales in emerging markets, coffee prices and category growth; and our Outlook, including 2013 Organic Net Revenue growth and 2013 Adjusted EPS. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks from operating globally and in emerging markets, continued consumer weakness, continued volatility of commodity and other input costs, pricing actions, continued weakness in economic conditions, increased competition and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We use certain non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We disclose non-GAAP financial measures so that you have the same financial data that we use to assist you in making comparisons to our historical operating results and analyzing our underlying performance.

Our non-GAAP financial measures and corresponding metrics reflect how we evaluate our operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time:

•

“Organic Net Revenues” is defined as net revenues excluding the impacts of acquisitions, divestitures (including businesses under sales agreements), Integration Program costs, accounting calendar changes and foreign currency rate fluctuations.

•

“Adjusted Gross Profit” is defined as gross profit excluding the impact of pension costs related to obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs and the operating results of divestitures (including businesses under sales agreements). We also evaluate growth in our Adjusted Gross Profit on a constant currency basis.

•

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs, the benefit from the Cadbury acquisition-related indemnification resolution, gains / losses from divestitures or acquisitions, acquisition-related costs and the operating results of divestitures (including businesses under sales agreements). We also evaluate growth in our Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•

“Adjusted EPS” (previously referred to as “Operating EPS”) is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs, the benefit from the Cadbury acquisition-related indemnification resolution, gains / losses from divestitures or acquisitions, acquisition-related costs and net earnings from divestitures (including businesses under sales agreements), and including an interest expense adjustment related to the Spin-Off transaction. We also evaluate growth in our Adjusted EPS on a constant currency basis.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, provides you with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s Outlook.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and nine months ended September 30, 2013 and 2012.

Segment Operating Income

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, the benefit from the Cadbury acquisition-related indemnification resolution (which is a component of selling, general and administrative expenses), gains and losses from divestitures and acquisitions, and acquisition-related costs (which are a component of selling, general and administrative expenses) for all periods presented. The company excludes the unrealized gains and losses on hedging activities from segment operating income in order to provide better transparency of our segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. We exclude general corporate expenses, amortization of intangibles, gains and losses on divestitures and acquisitions and acquisition-related costs from segment operating income in order to provide better transparency of our segment operating results.

Schedule 1

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/Revised (GAAP)
	2013	2012	% Change Fav / (Unfav)
Net revenues	$8,472	$8,326	1.8%

Cost of sales	5,328	5,206	(2.3)%

Gross profit	3,144	3,120	0.8%
Gross profit margin	37.1%	37.5%

Selling, general and administrative expenses	1,784	2,215	19.5%

Asset impairment and exit costs	43	13	(100.0+ )%

Amortization of intangibles	55	54	(1.9)%

Operating income	1,262	838	50.6%
Operating income margin	14.9%	10.1%

Interest and other expense, net	218	737	70.4%

Earnings from continuing operations before income taxes	1,044	101	100.0+ %

Provision / (benefit) for income taxes	14	(76)	(100.0+ )%
Effective tax rate	1.3%	(75.2)%

Earnings from continuing operations	$1,030	$177	100.0+ %

Earnings from discontinued operations, net of income taxes	—	482	(100.0)%

Net earnings	$1,030	$659	56.3%

Noncontrolling interest	6	7	14.3%

Net earnings attributable to Mondelēz International	$1,024	$652	57.1%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$0.58	$0.10	100.0+ %
- Discontinued operations	—	0.27	(100.0)%

Net earnings attributable to Mondelēz International	$0.58	$0.37	56.8%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.57	$0.10	100.0+ %
- Discontinued operations	—	0.26	(100.0)%

Net earnings attributable to Mondelēz International	$0.57	$0.36	58.3%

Average shares outstanding:
Basic	1,779	1,779	—
Diluted	1,794	1,789	(0.3)%

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

For the Three Months Ended September 30,

($ in millions) (Unaudited)

	As Reported/ Revised (GAAP)	Impact of Divestitures (1)		Impact of Acquisitions (2)		Impact of Accounting Calendar Changes		Impact of Currency		Organic (Non-GAAP)
2013
Latin America	$1,308	$—		$—		$—		$195		$1,503
Asia Pacific	1,136	—		—		—		93		1,229
Eastern Europe, Middle East & Africa	948	—		(23)		—		48		973
Europe	3,295	—		—		(19)		(118)		3,158
North America	1,785	—		—		—		12		1,797

Mondelēz International	$8,472	$—		$(23)		$(19)		$230		$8,660

2012
Latin America	$1,286	$—		$—		$—		$—		$1,286
Asia Pacific	1,228	—		—		—		—		1,228
Eastern Europe, Middle East & Africa	886	(25)		—		—		—		861
Europe	3,158	(60)		—		—		—		3,098
North America	1,768	(13)		—		—		—		1,755

Mondelēz International	$8,326	$(98)		$—		$—		$—		$8,228

											Organic Growth Drivers
											Vol / Mix		Price
% Change
Latin America	1.7%	—	pp	—	pp	—	pp	15.2	pp	16.9%	3.8	pp	13.1	pp
Asia Pacific	(7.5)%	—		—		—		7.6		0.1%	4.7		(4.6)
Eastern Europe, Middle East & Africa	7.0%	3.1		(2.7)		—		5.6		13.0%	16.4		(3.4)
Europe	4.3%	2.1		—		(0.7)		(3.8)		1.9%	4.7		(2.8)
North America	1.0%	0.7		—		—		0.7		2.4%	2.0		0.4

Mondelēz International	1.8%	1.2	pp	(0.2	)pp	(0.3	)pp	2.8	pp	5.3%	5.3	pp	0.0	pp

(1)	Divestitures are comprised of: (a) 2013 divestitures in Turkey and South Africa; and (b) several 2012 divestitures primarily in Germany, Belgium and Italy as well as in North America.
(2)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended September 30,

($ in millions) (Unaudited)

										% Change
	As Reported/ Revised (GAAP)	Integra- tion Program and other Acquisi- tion Integration costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012- 2014 Restruct- uring Program costs (3)	Benefit from Indemnification Resolution (4)	Opera- ting Income from Divestit- ures	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013

Latin America	$171	$—	$—	$9	$—	$—	$180	$32	$212	(8.6)%	(10.0)%	6.0%
Asia Pacific	81	10	—	—	—	—	91	11	102	(59.1)%	(58.8)%	(53.8)%
Eastern Europe, Middle East & Africa	109	5	—	3	—	—	117	7	124	1.9%	8.3%	14.8%
Europe	403	21	—	28	—	—	452	(15)	437	(10.2)%	12.4%	8.7%
North America	279	—	—	22	—	—	301	3	304	19.2%	10.7%	11.8%
Unrealized G/(L) on Hedging Activities	12	—	—	—	—	—	12	—	12	100.0+ %	100.0+ %	100.0+ %
General corporate expenses (5)	(74)	—	9	1	—	—	(64)	4	(60)	73.9%	23.8%	28.6%
Amortization of intangibles	(55)	—	—	—	—	—	(55)	(2)	(57)	(1.9)%	(1.9)%	(5.6)%
Benefit from indemnification resolution	336	—	—	—	(336)	—	—	—	—	100.0%	—	—
Gains on divestitures, net	—	—	—	—	—	—	—	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—	—	—	—

Mondelēz International	$1,262	$36	$9	$63	$(336)	$—	$1,034	$40	$1,074	50.6%	(3.0)%	0.8%

2012

Latin America	$187	$5	$6	$2	$—	$—	$200	$—	$200
Asia Pacific	198	4	19	—	—	—	221	—	221
Eastern Europe, Middle East & Africa	107	2	—	—	—	(1)	108	—	108
Europe	449	(28)	—	—	—	(19)	402	—	402
North America	234	3	23	15	—	(3)	272	—	272
Unrealized G/(L) on Hedging Activities	1	—	—	—	—	—	1	—	1
General corporate expenses	(284)	—	200	1	—	(1)	(84)	—	(84)
Amortization of intangibles	(54)	—	—	—	—	—	(54)	—	(54)
Benefit from indemnification resolution	—	—	—	—	—	—	—	—	—
Gains on divestitures, net	—	—	—	—	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—

Mondelēz International	$838	$(14)	$248	$18	$—	$(24)	$1,066	$—	$1,066

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

(5)

General corporate expenses include corporate functions and project expenses as well as other general corporate expenses. For the three months ended September 30, 2013, corporate functions and project expenses decreased $27 million from $72 million to $45 million.

Schedule 4

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

For the Three Months Ended September 30, 2013

(in millions of dollars, except per share data) (Unaudited)

	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs (2)	Spin-Off Pension Adjustment (2)	Spin-Off Interest Adjustment (2)	2012-2014 Restructuring Program Costs (3)	Net Benefit from Indemnification Resolution (4)	Net Earnings from Divestitures	As Adjusted (Non-GAAP)
2013
Operating income	$1,262	$36	$9	$—	$—	$63	$(336)	$—	$1,034
Operating income margin	14.9%								12.2%
Interest and other expense, net	218	—	—	—	—	—	49	—	267

Earnings from continuing operations before income taxes	1,044	36	9	—	—	63	(385)	—	767
Provision for income taxes	14	7	7	—	—	16	(10)	—	34
Effective tax rate	1.3%								4.4%

Earnings from continuing operations	1,030	29	2	—	—	47	(375)	—	733
Noncontrolling interest	6	—	—	—	—	—	—	—	6

Net earnings attributable to Mondelēz International from continuing operations	$1,024	$29	$2	$—	$—	$47	$(375)	$—	$727

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.57	$0.02	$—	$—	$—	$0.03	$(0.21)	$—	$0.41
Average shares outstanding:
Diluted	1,794

2012
Operating income	$838	$(14)	$226	$22	$—	$18	$—	$(24)	$1,066
Operating income margin	10.1%								13.0%
Interest and other expense, net	737	—	(457)	—	(26)	—	—	—	254

Earnings from continuing operations before income taxes	101	(14)	683	22	26	18	—	(24)	812
Provision for income taxes	(76)	(9)	231	8	10	7	—	(6)	165
Effective tax rate	(75.2)%								20.3%

Earnings from continuing operations	177	(5)	452	14	16	11	—	(18)	647
Noncontrolling interest	7	—	—	—	—	—	—	—	7

Net earnings attributable to Mondelēz International from continuing operations	$170	$(5)	$452	$14	$16	$11	$—	$(18)	$640

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.10	$—	$0.24	$0.01	$0.01	$0.01	$—	$(0.01)	$0.36
Average shares outstanding:
Diluted	1,789

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include: (a) a pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) an interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

Schedule 5

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended September 30,

($ in millions, except percentages) (Unaudited)

	2013						2012
	As Reported (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restruct- uring Program costs (3)	Benefit from Indemnification Resolution (4)	As Adjusted (Non-GAAP)	As Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restruct- uring Program costs (3)	Operating Income from Divestit- ures	As Adjusted (Non-GAAP)
Mondelēz International
Operating Income	$1,262	$36	$9	$63	$(336)	$1,034	$838	$(14)	$248	$18	$(24)	$1,066
Growth vs. Prior Year	50.6%					(3.0)%
Operating Income Margin	14.9%					12.2%	10.1%					13.0%
Latin America
Segment Operating Income	$171	$—	$—	$9	$—	$180	$187	$5	$6	$2	$—	$200
Growth vs. Prior Year	(8.6)%					(10.0)%
Segment Operating Income Margin	13.1%					13.8%	14.5%					15.6%
Asia Pacific
Segment Operating Income	$81	$10	$—	$—	$—	$91	$198	$4	$19	$—	$—	$221
Growth vs. Prior Year	(59.1)%					(58.8)%
Segment Operating Income Margin	7.1%					8.0%	16.1%					18.0%
Eastern Europe, Middle East & Africa
Segment Operating Income	$109	$5	$—	$3	$—	$117	$107	$2	$—	$—	$(1)	$108
Growth vs. Prior Year	1.9%					8.3%
Segment Operating Income Margin	11.5%					12.3%	12.1%					12.5%
Europe
Segment Operating Income	$403	$21	$—	$28	$—	$452	$449	$(28)	$—	$—	$(19)	$402
Growth vs. Prior Year	(10.2)%					12.4%
Segment Operating Income Margin	12.2%					13.7%	14.2%					13.0%
North America
Segment Operating Income	$279	$—	$—	$22	$—	$301	$234	$3	$23	$15	$(3)	$272
Growth vs. Prior Year	19.2%					10.7%
Segment Operating Income Margin	15.6%					16.9%	13.2%					15.5%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

Schedule 6

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit

For the Three Months Ended September 30,

($ in millions) (Unaudited)

									% Growth
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Impact of Divestitures	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013
Net Revenues	$8,472	$—	$—	$—	$—	$8,472
Gross Profit	$3,144	$13	$—	$2	$—	$3,159	$82	$3,241	0.8%	1.6%	4.3%
Gross Profit Margin	37.1%					37.3%
2012
Net Revenues	$8,326	$—	$—	$—	$(98)	$8,228
Gross Profit	$3,120	$6	$11	$1	$(30)	$3,108
Gross Profit Margin	37.5%					37.8%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.

Schedule 7

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Three Months Ended September 30, 2012 (GAAP)	$0.36
Discontinued operations, net of income taxes	0.26

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended September 30, 2012 (GAAP)	0.10

Integration Program (1)	—

Spin-Off Costs (2)	0.24

Spin-Off related adjustments (3)	0.02

2012-2014 Restructuring Program costs (4)	0.01

Net earnings from divestitures	(0.01)

Adjusted EPS for the Three Months Ended September 30, 2012 (Non-GAAP)	0.36

Change in operations	—

Change in unrealized gains / (losses) on hedging activities	—

Change in interest expense	(0.01)

Change in taxes	0.07

Adjusted EPS for the Three Months Ended September 30, 2013 (constant currency)	0.42	16.7%
Unfavorable foreign currency (5)	(0.01)

Adjusted EPS for the Three Months Ended September 30, 2013 (Non-GAAP)	0.41	13.9%

Integration Program and other acquisition integration costs (1)	(0.02)

Spin-Off Costs (2)	—

2012-2014 Restructuring Program costs (4)	(0.03)

Net Benefit from Indemnification Resolution (6)	0.21

Net earnings from divestitures	—

Diluted EPS Attributable to Mondelēz International for the Three Months Ended September 30, 2013 (GAAP)	$0.57	470.0%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $36 million, or $29 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended September 30, 2013, as compared to ($14) million, or ($5) million after-tax for the three months ended September 30, 2012.

(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off Costs for the three months ended September 30, 2013 were $9 million, or $2 million after-tax, as compared to $683 million or $452 million after-tax for the three months ended September 30, 2012.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(4)

Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs. Restructuring Program costs for the three months ended September 30, 2013, were $63 million, or $47 million after-tax as compared to $18 million, or $11 million after-tax for the three months ended September 30, 2012.

(5)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(6)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

Schedule 8

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Nine Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/Revised (GAAP)
	2013	2012	% Change Fav / (Unfav)
Net revenues	$25,811	$25,520	1.1%

Cost of sales	16,194	15,994	(1.3)%

Gross profit	9,617	9,526	1.0%
Gross profit margin	37.3%	37.3%

Selling, general and administrative expenses	6,385	6,601	3.3%

Asset impairment and exit costs	135	84	(60.7)%

Gains on acquisition and divestitures, net	(28)	—	100.0%

Amortization of intangibles	164	163	(0.6)%

Operating income	2,961	2,678	10.6%
Operating income margin	11.5%	10.5%

Interest and other expense, net	732	1,568	53.3%

Earnings from continuing operations before income taxes	2,229	1,110	100.0+ %

Provision / (benefit) for income taxes	8	104	92.3%
Effective tax rate	0.4%	9.4%

Earnings from continuing operations	$2,221	$1,006	100.0+ %

Earnings from discontinued operations, net of income taxes	—	1,506	(100.0)%

Net earnings	$2,221	$2,512	(11.6)%

Noncontrolling interest	13	18	27.8%

Net earnings attributable to Mondelēz International	$2,208	$2,494	(11.5)%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$1.24	$0.56	100.0+ %
- Discontinued operations	—	0.84	(100.0)%

Net earnings attributable to Mondelēz International	$1.24	$1.40	(11.4)%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$1.23	$0.55	100.0+ %
- Discontinued operations	—	0.85	(100.0)%

Net earnings attributable to Mondelēz International	$1.23	$1.40	(12.1)%

Average shares outstanding:
Basic	1,783	1,776	(0.4)%
Diluted	1,798	1,786	(0.7)%

Schedule 9

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

	As Reported/ Revised (GAAP)	Impact of Divestitures (1)		Impact of Acquisitions (2)		Impact of Accounting Calendar Changes		Impact of Currency		Organic (Non-GAAP)
2013
Latin America	$4,045	$—		$—		$—		$469		$4,514
Asia Pacific	3,743	—		—		—		145		3,888
Eastern Europe, Middle East & Africa	2,850	(20)		(59)		—		114		2,885
Europe	10,026	—		—		(19)		(155)		9,852
North America	5,147	—		—		—		17		5,164

Mondelēz International	$25,811	$(20)		$(59)		$(19)		$590		$26,303

2012
Latin America	$3,996	$—		$—		$—		$—		$3,996
Asia Pacific	3,770	—		—		—		—		3,770
Eastern Europe, Middle East & Africa	2,700	(67)		—		—		—		2,633
Europe	9,967	(187)		—		—		—		9,780
North America	5,087	(43)		—		—		—		5,044

Mondelēz International	$25,520	$(297)		$—		$—		$—		$25,223

											Organic Growth Drivers
											Vol / Mix		Price
% Change
Latin America	1.2%	—	pp	—	pp	—	pp	11.8	pp	13.0%	1.6	pp	11.4	pp
Asia Pacific	(0.7)%	—		—		—		3.8		3.1%	4.1		(1.0)
Eastern Europe, Middle East & Africa	5.6%	1.9		(2.2)		—		4.3		9.6%	12.1		(2.5)
Europe	0.6%	1.9		—		(0.2)		(1.6)		0.7%	3.2		(2.5)
North America	1.2%	0.8		—		—		0.4		2.4%	2.1		0.3

Mondelēz International	1.1%	1.2	pp	(0.2	)pp	(0.1	)pp	2.3	pp	4.3%	3.8	pp	0.5	pp

(1)	Divestitures are comprised of: (a) 2013 divestitures in Turkey and South Africa; and (b) several 2012 divestitures primarily in Germany, Belgium and Italy as well as in North America.
(2)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment.

Schedule 10

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

												% Change
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012- 2014 Restruct- uring Program costs (3)	Benefit from Indemnification Resolution (4)	Opera- ting Income from Divesti- tures	Gains on Acquisition and Divestitures, net (5)	Acquisi- tion- related costs	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non- GAAP)	As Reported (GAAP)	As Adjusted (Non- GAAP)	As Adjusted Constant FX (Non- GAAP)
2013
Latin America	$425	$8	$—	$9	$—	$—	$—	$—	$442	$130	$572	(23.6)%	(25.0)%	(2.9)%
Asia Pacific	399	22	—	—	—	—	—	—	421	18	439	(24.0)%	(25.7)%	(22.6)%
Eastern Europe, Middle East & Africa	282	36	—	7	—	7	—	—	332	18	350	(26.9)%	(16.2)%	(11.6)%
Europe	1,178	42	—	69	—	—	—	—	1,289	(23)	1,266	(9.9)%	1.5%	(0.3)%
North America	643	1	—	75	—	—	—	—	719	3	722	13.6%	4.1%	4.5%
Unrealized G/(L) on Hedging Activities	55	—	—	—	—	—	—	—	55	—	55	31.0%	31.0%	31.0%
General corporate expenses (6)	(219)	1	33	2	—	—	—	—	(183)	—	(183)	59.5%	8.0%	8.0%
Amortization of intangibles	(164)	—	—	—	—	—	—	—	(164)	—	(164)	(0.6)%	(0.6)%	(0.6)%
Benefit from indemnification resolution	336	—	—	—	(336)	—	—	—	—	—	—	100.0%	—	—
Gains on acquisition and divestitures, net	28	—	—	—	—	—	(28)	—	—	—	—	100.0%	—	—
Acquisition-related costs	(2)	—	—	—	—	—	—	2	—	—	—	(100.0)%	—	—

Mondelēz International	$2,961	$110	$33	$162	$(336)	$7	$(28)	$2	$2,911	$146	$3,057	10.6%	(8.8)%	(4.3)%

2012
Latin America	$556	$20	$6	$7	$—	$—	$—	$—	$589	$—	$589
Asia Pacific	525	23	19	—	—	—	—	—	567	—	567
Eastern Europe, Middle East & Africa	386	6	—	—	—	4	—	—	396	—	396
Europe	1,307	9	—	—	—	(46)	—	—	1,270	—	1,270
North America	566	4	68	61	—	(8)	—	—	691	—	691
Unrealized G/(L) on Hedging Activities	42	—	—	—	—	—	—	—	42	—	42
General corporate expenses	(541)	2	340	1	—	(1)	—	—	(199)	—	(199)
Amortization of intangibles	(163)	—	—	—	—	—	—	—	(163)	—	(163)
Benefit from indemnification resolution	—	—	—	—	—	—	—	—	—	—	—
Gains on acquisition and divestitures, net	—	—	—	—	—	—	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—	—	—

Mondelēz International	$2,678	$64	$433	$69	$—	$(51)	$—	$—	$3,193	$—	$3,193

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

(5)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million was recorded in connection with these divestitures.

(6)

General corporate expenses include corporate functions and project expenses as well as other general corporate expenses. For the nine months ended September 30, 2013, corporate functions and project expenses decreased $31 million from $186 million to $155 million.

Schedule 11

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

For the Nine Months Ended September 30

(in millions of dollars, except per share data) (Unaudited)

	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs (2)	Spin-Off Pension Adjust- ment (2)	Spin-Off Interest Adjust- ment (2)	2012-2014 Restruct- uring Program Costs (3)	Net Benefit from Indemnification Resolution (4)	Net Earnings from Divestitures	Gains on Acquisi- tion and Divestit- ures, net (5)	Acquisition- related costs	As Adjusted (Non-GAAP)
2013
Operating income	$2,961	$110	$33	$—	$—	$162	$(336)	$7	$(28)	$2	$2,911
Operating income margin	11.5%										11.3%
Interest and other expense, net	732	—	—	—	—	—	49	—	—	(5)	776

Earnings from continuing operations before income taxes	2,229	110	33	—	—	162	(385)	7	(28)	7	2,135
Provision for income taxes	8	22	13	—	—	42	(10)	2	39	(3)	113
Effective tax rate	0.4%										5.3%

Earnings from continuing operations	2,221	88	20	—	—	120	(375)	5	(67)	10	2,022
Noncontrolling interest	13	—	—	—	—	—	—	—	—	—	13

Net earnings attributable to Mondelēz International from continuing operations	$2,208	$88	$20	$—	$—	$120	$(375)	$5	$(67)	$10	$2,009

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$1.23	$0.05	$0.01	$—	$—	$0.07	$(0.21)	$—	$(0.04)	$0.01	$1.12
Average shares outstanding:
Diluted	1,798

2012
Operating income	$2,678	$64	$365	$68	$—	$69	$—	$(51)	$—	$—	$3,193
Operating income margin	10.5%										12.7%
Interest and other expense, net	1,568	—	(619)	—	(135)	—	—	—	—	—	814

Earnings from continuing operations before income taxes	1,110	64	984	68	135	69	—	(51)	—	—	2,379
Provision for income taxes	104	(4)	330	26	50	25	—	(12)	—	—	519
Effective tax rate	9.4%										21.8%

Earnings from continuing operations	1,006	68	654	42	85	44	—	(39)	—	—	1,860
Noncontrolling interest	18	—	—	—	—	—	—	—	—	—	18

Net earnings attributable to Mondelēz International from continuing operations	$988	$68	$654	$42	$85	$44	$—	$(39)	$—	$—	$1,842

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.55	$0.04	$0.37	$0.02	$0.05	$0.02	$—	$(0.02)	$—	$—	$1.03
Average shares outstanding:
Diluted	1,786

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include: (a) a pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) an interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

(5)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million (or an after-tax gain of $45 million) was recorded in connection with these divestitures.

Schedule 12

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Nine Months Ended September 30,

($ in millions, except percentages) (Unaudited)

	2013									2012
	As Reported (GAAP)	Integra- tion Program and other Acquisi- tion Integra- tion costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012- 2014 Restructu- ring Program costs (3)	Benefit from Indemni- fication Resolu- tion (4)	Opera- ting Income from Divesti- tures	Gains on Acquisi- tion and Divesti- tures, net (5)	Acquisi- tion- related costs	As Adjusted (Non- GAAP)	As Revised (GAAP)	Integra- tion Program and other Acquisi- tion Integra- tion costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012 -2014 Restruc- turing Program costs (3)	Opera- ting Income from Divesti- tures	As Adjusted (Non- GAAP)
Mondelēz International
Operating Income	$2,961	$110	$33	$162	$(336)	$7	$(28)	$2	$2,911	$2,678	$64	$433	$69	$(51)	$3,193
Growth vs. Prior Year	10.6%								(8.8)%
Operating Income Margin	11.5%								11.3%	10.5%					12.7%
Latin America
Segment Operating Income	$425	$8	$—	$9	$—	$—	$—	$—	$442	$556	$20	$6	$7	$—	$589
Growth vs. Prior Year	(23.6)%								(25.0)%
Segment Operating Income Margin	10.5%								10.9%	13.9%					14.7%
Asia Pacific
Segment Operating Income	$399	$22	$—	$—	$—	$—	$—	$—	$421	$525	$23	$19	$—	$—	$567
Growth vs. Prior Year	(24.0)%								(25.7)%
Segment Operating Income Margin	10.7%								11.2%	13.9%					15.0%
Eastern Europe, Middle East & Africa
Segment Operating Income	$282	$36	$—	$7	$—	$7	$—	$—	$332	$386	$6	$—	$—	$4	$396
Growth vs. Prior Year	(26.9)%								(16.2)%
Segment Operating Income Margin	9.9%								11.7%	14.3%					15.0%
Europe
Segment Operating Income	$1,178	$42	$—	$69	$—	$—	$—	$—	$1,289	$1,307	$9	$—	$—	$(46)	$1,270
Growth vs. Prior Year	(9.9)%								1.5%
Segment Operating Income Margin	11.7%								12.9%	13.1%					13.0%
North America
Segment Operating Income	$643	$1	$—	$75	$—	$—	$—	$—	$719	$566	$4	$68	$61	$(8)	$691
Growth vs. Prior Year	13.6%								4.1%
Segment Operating Income Margin	12.5%								14.0%	11.1%					13.7%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

(5)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million was recorded in connection with these divestitures.

Schedule 13

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

									% Growth
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Impact of Divestitures	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013
Net Revenues	$25,811	$—	$—	$—	$(20)	$25,791
Gross Profit	$9,617	$38	$—	$2	$(3)	$9,654	$208	$9,862	1.0%	1.7%	3.9%
Gross Profit Margin	37.3%					37.4%

2012
Net Revenues	$25,520	$—	$—	$—	$(297)	$25,223
Gross Profit	$9,526	$14	$33	$—	$(80)	$9,493
Gross Profit Margin	37.3%					37.6%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.

Schedule 14

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Nine Months Ended September 30, 2012 (GAAP)	$1.40
Discontinued operations, net of income taxes	0.85

Diluted EPS Attributable to Mondelēz International from continuing operations for the Nine Months Ended September 30, 2012 (GAAP)	0.55

Integration Program (1)	0.04

Spin-Off Costs (2)	0.37

Spin-Off related adjustments (3)	0.07

2012-2014 Restructuring Program costs (4)	0.02

Net earnings from divestitures	(0.02)

Adjusted EPS for the Nine Months Ended September 30, 2012 (Non-GAAP)	1.03

Decrease in operations	(0.03)

Gains on sales of property in 2012	(0.03)

Intangible asset impairment charge in 2012	0.01

Change in unrealized gains / (losses) on hedging activities	0.01

Lower interest and other expense, net	0.01

Changes in taxes	0.20

Change in shares outstanding	(0.01)

Adjusted EPS for the Nine Months Ended September 30, 2013 (constant currency)	1.19	15.5%
Unfavorable foreign currency (5)	(0.07)

Adjusted EPS for the Nine Months Ended September 30, 2013 (Non-GAAP)	1.12	8.7%

Integration Program and other acquisition integration costs (1)	(0.05)

Spin-Off Costs (2)	(0.01)

2012-2014 Restructuring Program costs (4)	(0.07)

Net Benefit from Indemnification Resolution (6)	0.21

Net earnings from divestitures	—

Gains on acquisition and divestitures, net (7)	0.04

Acquisition-related costs	(0.01)

Diluted EPS Attributable to Mondelēz International for the Nine Months Ended September 30, 2013 (GAAP)	$1.23	123.6%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $109 million, or $88 million after-tax including certain tax costs associated with the integration of Cadbury, for the nine months ended September 30, 2013, as compared to $64 million, or $68 million after-tax for the nine months ended September 30, 2012. We also incurred $1 million of integraton costs during the nine months ended September 30, 2013, associated with the acquisition of the biscuit operation in Morocco.

(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off Costs for the nine months ended September 30, 2013 were $33 million, or $20 million after-tax, as compared to $984 million or $654 million after-tax for the nine months ended September 30, 2012.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(4)

Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs. Restructuring Program costs for the nine months ended September 30, 2013, were $162 million, or $120 million after-tax as compared to $69 million, or $44 million after-tax for the nine months ended September 30, 2012.

(5)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(6)

As part of our 2010 Cadbury acquisition, the company became the responsible party for tax matters under the Cadbury Schweppes Plc and Dr Pepper Snapple Group, Inc. (“DPSG”) Tax Sharing and Indemnification Agreement dated May 1, 2008 (“Tax Indemnity”) for certain 2007 and 2008 transactions relating to the demerger of Cadbury’s Americas Beverage business. A U.S. federal tax audit of DPSG for the 2006-2008 tax years was concluded with the IRS in August 2013. As a result, the company recorded a favorable impact of $375 million due to the reversal of the accrued liability in excess of the amount paid to DPSG under the Tax Indemnity. The company recorded $336 million in selling, general and administrative expenses and $49 million in interest and other expense, net, partially offset by $10 million of tax expense for an impact of $0.21 per diluted share, in the three and nine months ended September 30, 2013.

(7)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $28 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million (or an after-tax gain of $45 million) was recorded in connection with these divestitures.

Schedule 15

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents (1)	$3,692	$4,475
Receivables, net	6,245	6,129
Inventories, net	4,161	3,741
Other current assets	1,365	1,277
Property, plant and equipment, net	10,085	10,010
Goodwill	25,679	25,801
Intangible assets, net	22,111	22,552
Other assets	1,521	1,493

TOTAL ASSETS	$74,859	$75,478

LIABILITIES AND EQUITY
Short-term borrowings (1)	$2,527	$274
Current portion of long-term debt (1)	2,303	3,577
Accounts payable	4,533	4,642
Other current liabilities	5,906	6,380
Long-term debt (1)	15,089	15,574
Deferred income taxes	6,218	6,302
Accrued pension costs	2,807	2,885
Accrued postretirement health care costs	470	451
Other liabilities	2,514	3,038

TOTAL LIABILITIES	42,367	43,123

TOTAL EQUITY	32,492	32,355

TOTAL LIABILITIES AND EQUITY	$74,859	$75,478

(1)	Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

	9/30/13	6/30/13	Incr/(Decr)
Short-term borrowings	$2,527	$756	$1,771
Current portion of long-term debt	2,303	2,319	(16)
Long-term debt	15,089	14,986	103

Total Debt	$19,919	$18,061	$1,858

Cash and cash equivalents	3,692	2,476	1,216

Net Debt	$16,227	$15,585	$642

Schedule 16

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

($ in millions) Unaudited

	For the Nine Months Ended September 30,
	2013	2012
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net earnings	$2,221	$2,512

Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	808	1,065
Stock-based compensation expense	98	135
Deferred income tax (benefit) / provision	(237)	461
Gains on acquisition and divestitures, net	(28)	—
Unrealized loss on discontinued cash flow hedges due to Spin-Off	—	436
Asset impairments	36	94
Benefit from indemnification resolution	(385)	—
Other non-cash expense, net	46	98
Change in assets and liabilities:
Receivables, net	(100)	(699)
Inventories, net	(502)	(712)
Accounts payable	(30)	(104)
Other current assets	16	149
Other current liabilities	(787)	(1,284)
Change in pension and postretirement assets and liabilities, net	42	24

Net cash provided by operating activities	1,198	2,175

CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES
Capital expenditures	(1,028)	(1,229)
Acquisition, net of cash received	(119)	—
Proceeds from divestitures, net of disbursements	48	—
Cash received from Kraft Foods Group related to the Spin-Off	55	—
Other	29	100

Net cash used in investing activities	(1,015)	(1,129)

CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES
Net issuance of short-term borrowings	1,604	83
Issuance of commercial paper, maturities greater than 90 days	726	1,579
Repayments of commercial paper, maturities greater than 90 days	(70)	(1,581)
Long-term debt proceeds	—	6,767
Long-term debt repaid	(1,750)	(4,336)
Repurchase of Common Stock	(793)	—
Dividends paid	(696)	(1,542)
Other	98	(142)

Net cash (used in) / provided by financing activities	(881)	828

Effect of exchange rate changes on cash and cash equivalents	(85)	25

Cash and cash equivalents:
Increase / (decrease)	(783)	1,899
Balance at beginning of period	4,475	1,974

Balance at end of period	$3,692	$3,873